As filed with the Securities and Exchange Commission on October 25, 2016 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Power Integrations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3065014
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5245 Hellyer Avenue,
San Jose, CA 95138-1002
(Address of principal executive offices) (Zip code)

2016 Incentive Award Plan
1997 Employee Stock Purchase Plan
(Full title of the plan)
Balu Balakrishnan
Chief Executive Officer
Power Integrations, Inc.
5245 Hellyer Avenue
San Jose, CA 95138-1002
(408) 414-9200
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Timothy J. Moore
Brett D. White
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
To be issued under the 2016 Incentive Award Plan	1,500,000 shares	$61.93 (2)	$92,895,000 (2)	$10,767
To be issued under the 1997 Employee Stock Purchase Plan	500,000 shares	$52.65 (3)	$26,325,000 (3)	$3,052
Total	2,000,000 shares		$119,220,000	$13,819

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Registrant's 2016 Incentive Award Plan or 1997 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on October 21, 2016, as reported on the NASDAQ Global Select Market.

(3)
Estimated solely for the purpose of calculating the registration fee under Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on October 21, 2016, as reported on the NASDAQ Global Select Market, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 1997 Employee Stock Purchase Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by Power Integrations, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
(a)The Company’s annual report on Form 10‑K for the year ended December 31, 2015, filed on February 11, 2016 that contains audited financial statements for the Company’s fiscal year ended December 31, 2015.
(b)The Company's Quarterly Reports on Form 10-Q for the first quarter ended March 31, 2016, filed on April 29, 2016 and for the second quarter ended June 30, 2016, filed on July 29, 2016.
(c)The Company's Current Reports on Form 8-K filed on February 1, 2016 and May 16, 2016.
(d)The information specifically incorporated by reference into the Company's Form 10-K referenced in (a) above from the Company's Proxy Statement on Schedule 14A filed on March 25, 2016.
(e)The description of the Company’s Common Stock which is contained in a Form 8-A registration statement filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on December 1, 1997, including any amendment or report filed for the purpose of updating such description.
All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.
DESCRIPTION OF SECURITIES
Not applicable.
INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Company's certificate of incorporation limits the liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware as it currently exists. Consequently, subject to the General Corporation Law of the State of Delaware, no director will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for (1) any breach of the director's duty of loyalty to the Corporation or its stockholders; (2) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law, or (4) any transaction from which the director derived an improper personal benefit.
The Company's bylaws provide that it will indemnify its directors and officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law.
The Company is authorized to enter into agreements to indemnify directors, certain officers and other agents, in addition to indemnification provided for in the Company's certificate of incorporation or bylaws. These agreements, among other things, indemnify the Company's directors and certain officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding, including any action by the Company arising out of the person's services as the Company's director or officer or any other company or enterprise to which the person provides services at the Company's request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. The Company also currently maintains liability insurance for officers and directors.

EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.

EXHIBITS

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Form 10-K filed with the Commission on February 29, 2012, (Commission file no. 000-23441)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed with the Commission on April 26, 2013 (Commission file no. 000-23441)
5.1	Opinion of Cooley LLP
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages
99.1
2016 Incentive Award Plan (incorporated by reference to Appendix A to the registrant’s definitive proxy statement on Schedule 14A filed with the Commission on March 25, 2016 (Commission file no. 000-23441)

99.2
1997 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the registrant’s definitive proxy statement on Schedule 14A filed with the Commission on March 25, 2016 (Commission file no. 000-23441)

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:
(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 25, 2016.

POWER INTEGRATIONS, INC.

By:	/s/	Sandeep Nayyar
Sandeep Nayyar
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Balu Balakrishnan and Sandeep Nayyar, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Balu Balakrishnan	President, Chief Executive Officer	October 25, 2016
Balu Balakrishnan	(Principal Executive Officer)

/s/ Sandeep Nayyar	Chief Financial Officer	October 25, 2016
Sandeep Nayyar	(Principal Financial and Principal Accounting Officer)

/s/ Alan D. Bickell	Director	October 25, 2016
Alan D. Bickell

/s/ Nicholas E. Brathwaite	Director	October 25, 2016
Nicholas E. Brathwaite

/s/ E. Floyd Kvamme	Director	October 25, 2016
E. Floyd Kvamme

/s/ Steven J. Sharp	Director	October 25, 2016
Steven J. Sharp

/s/ Balakrishnan S. Iyer	Director	October 25, 2016
Balakrishnan S. Iyer

/s/ William L. George	Director	October 25, 2016
William L. George

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Form 10-K filed with the Commission on February 29, 2012, (Commission file no. 000-23441)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed with the Commission on April 26, 2013 (Commission file no. 000-23441)
5.1	Opinion of Cooley LLP
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages
99.1
2016 Incentive Award Plan (incorporated by reference to Appendix A to the registrant’s definitive proxy statement on Schedule 14A filed with the Commission on March 25, 2016 (Commission file no. 000-23441)

99.2
1997 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the registrant’s definitive proxy statement on Schedule 14A filed with the Commission on March 25, 2016 (Commission file no. 000-23441)